Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	State or Country of Incorporation or Organization
Forus Colombia S.A.S.	Colombia
Gemini Asia Merrell, LLC	Delaware
Gemini Asia Saucony, LLC	Delaware
Gemini Intellectual Property, LLC	Delaware
Gemini Operations B.V.	The Netherlands
Hush Puppies Retail, LLC	Michigan
d/b/a Merrell
Saucony
Sperry
Sperry / Saucony
Sperry Top-Sider
Keds, LLC	Massachusetts
Krause Cayman Ltd.	Cayman Islands
Krause Global B.V.	The Netherlands
Krause Leathers (Thailand) Limited	Thailand
Lifestyle and Heritage Brands of Mexico, S. de R.L. de C.V.	Mexico
Lifestyle and Heritage Servicios S. de R.L. de C.V.	Mexico
LifeStyle Brands (BVI) Limited	British Virgin Islands
LifeStyle Brands (HK) Limited	Hong Kong
LifeStyle Brands (Shanghai) Limited	People’s Republic of China
LifeStyle Brands of Colombia S.A.S.	Colombia
Merrell Brand Operations (HK) Limited	Hong Kong
Merrell Brand Operations Limited	British Virgin Islands
Merrell Distribution Operations (HK) Limited	Hong Kong
Merrell Distribution Operations Limited	British Virgin Islands
Rockford Global C.V.	The Netherlands
Saucony IP Holdings LLC	Delaware
Saucony Brand Operations (HK) Limited	Hong Kong
Saucony Brand Operations Limited	British Virgin Islands
Saucony Distribution Operations (HK) Limited	Hong Kong
Saucony Distribution Operations Limited	British Virgin Islands
Saucony UK, Inc.	Massachusetts
Saucony, Inc.	Massachusetts
Spartan Shoe Company Limited	Cayman Islands
Sperry Top-Sider, LLC	Massachusetts
SR Holdings, LLC	Delaware
SR/Ecom, LLC	Massachusetts
SRL, LLC	Delaware
Stride Rite Children’s Group, LLC	Massachusetts
d/b/a Merrell
Rockford Footwear Depot
Saucony

Name	State or Country of Incorporation or Organization
Saucony / Sperry Top-Sider
Sperry
Sperry Since 1935
Sperry Top-Sider / Saucony
Sperry Top-Sider
Stride Rite International Corp.	Massachusetts
Stride Rite International Services Brazil Ltda	Brazil
The Stride Rite Corporation	Massachusetts
Wolverine Chile SpA	Chile
Wolverine Consulting Services (Zhuhai) Company Limited	People’s Republic of China
Wolverine de Mexico, S.A. de C.V.	Mexico
Wolverine Distribution, Inc.	Delaware
Wolverine Europe B.V.	The Netherlands
Wolverine Europe Limited	England & Wales
Wolverine Europe Retail Limited	England & Wales
Wolverine Italia S.r.l.	Italy
Wolverine Outdoors, Inc.	Michigan
Wolverine Product Management, LLC	Michigan
Wolverine Slipper Group, Inc.	Michigan
Wolverine Sourcing, Inc.	Michigan
Wolverine Sourcing, Ltd.	Cayman Islands
Wolverine Trading (HK) Limited	Hong Kong
Wolverine Trading (Zhuhai) Company Limited	People’s Republic of China
Wolverine Vietnam LLC	Vietnam
Wolverine World Wide Canada ULC	Alberta
Wolverine World Wide HK Limited	Hong Kong
Wolverine Worldwide Brands Private Limited	India
Wolverine Worldwide Leathers HK Limited	Hong Kong
Wolverine Worldwide Leathers, Inc.	Delaware
Xiamen Merrell Brand Operations Co., Ltd	People’s Republic of China
Xiamen Merrell Outdoors Co., Ltd	People’s Republic of China
Xiamen Saucony Brand Operations Co., Ltd	People’s Republic of China
Xiamen Saucony Sports Co., Ltd	People’s Republic of China

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